Exhibit 8.1

2300 N Street, N.W. Washington, D.C. 20037-1128	Tel 202.663.8000 Fax 202.663.8007 www.pillsburylaw.com

June 14, 2005

Trustreet Properties, Inc.

450 S. Orange Avenue, Suite 1100

Orlando, FL 32801

Ladies and Gentlemen:

You have requested certain opinions regarding the application of U.S. federal income tax laws to Trustreet Properties, Inc., a Maryland corporation (the “Company”) in connection with the filing of a registration statement on Form S-3 (the “Registration Statement,” which term includes the prospectus and all documents incorporated and deemed to be incorporated by reference therein) with the Securities and Exchange Commission.

For the purposes of rendering our opinions, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

1. The Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) and the Bylaws of the Company, as amended from time to time;

2. The Registration Statement; and

3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter, and our opinions are conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and factual statements contained therein.

These opinions are also subject to and conditioned upon factual representations contained in a written tax representation letter executed by officers of the Company with respect to REIT matters (the “Tax Representation Letter”). The initial and continuing truth and accuracy of the factual representations contained in the Tax Representation Letter at all relevant times constitutes an integral basis for the opinions expressed herein, and these opinions are conditioned upon the initial and continuing truth and accuracy of these factual representations at all relevant times.

Trustreet Properties, Inc.

June 14, 2005

In connection with rendering these opinions, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinions are conditioned upon the correctness of, the following:

1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents;

2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents;

3. All factual statements, factual representations and warranties set forth in such documents (including the Registration Statement and the Tax Representation Letter) are true and correct in all material respects and will continue to be true and correct at all relevant times, and no actions have been or will be taken that are inconsistent with such factual statements, factual representations and warranties;

4. All obligations imposed by any such documents on the parties thereto, including obligations imposed by the Articles of Incorporation, have been or will be performed or satisfied in accordance with their terms;

5. All covenants contained in the Tax Representation Letter have been and will be performed without waiver or breach of any provision thereof and no actions have been or will be taken that are inconsistent with such covenants; and

6. Any factual representation or factual statement made “to the knowledge of,” “to the best of our knowledge” or similarly qualified is correct without such qualification.

We have further assumed the accuracy of the factual statements and factual descriptions of the Company’s intended activities as described in the Registration Statement and the Tax Representation Letter and that the Company will operate in accordance with the method of operation described in the Registration Statement and the Tax Representation Letter.

Trustreet Properties, Inc.

June 14, 2005

Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, we are of opinion that:

(i) The Company qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ending through December 31, 2004;

(ii) The Company is organized and its manner of operation and ownership is in conformity with the requirements for qualification and taxation as a REIT as of the date of this opinion, and the Company’s proposed organization, manner of operation and diversity of equity ownership will enable the Company to continue to satisfy the requirements for qualification and taxation as a REIT for calendar year 2005 and for future taxable years if the Company operates consistent with the factual representations in the Tax Representation Letter concerning the Company’s intended method of operation; and

(iii) The statements in the Registration Statement set forth under the caption “Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects, and the discussion thereunder expresses the opinion of Pillsbury Winthrop Shaw Pittman LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with regard to those matters.

In addition to the assumptions set forth above, these opinions are subject to the following exceptions, limitations and qualifications:

1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law or interpretation that may occur after the date hereof.

Trustreet Properties, Inc.

June 14, 2005

2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to any other matter not specifically set forth in the foregoing opinion. These opinions may not be relied upon except with respect to the matters specifically discussed herein.

3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

4. The Company’s qualification and taxation as a REIT depends upon the Company’s ability to satisfy, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

5. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and factual statements contained in the Tax Representation Letter and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in paragraph 4 and, consequently, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

6. In the event any one of the factual statements, factual representations, warranties, covenants or assumptions we have relied upon to issue these opinions are incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

Trustreet Properties, Inc.

June 14, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Act”), or within the category of persons whose consent is required by Section 7 of the Act.

PILLSBURY WINTHROP SHAW PITTMAN LLP

/s/  Pillsbury Winthrop Shaw Pittman LLP